UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01                                         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 31, 2006, Monster Worldwide, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, TMP Worldwide Advertising & Communications, Inc. (“TMP AdComms”), TMP Worldwide Communications Inc. (“TMP Communications”), Monster (California), Inc. (“Monster California”, and together with the Company, TMP AdComms and TMP Communications, the “Sellers”) and TMP Worldwide Advertising & Communications, LLC (“Buyer”), an affiliate of Veronis Suhler Stevenson.  Pursuant to the Agreement, the Sellers sold to Buyer on August 31, 2006 the Sellers’ Advertising & Communications business in the United States and Canada.  A copy of the Agreement is filed herewith as Exhibit 2.1.  The Company also entered into a Transition Services Agreement with Buyer, dated August 31, 2006, pursuant to which it will provide certain information technology, administrative, legal, tax and other services to Buyer during a transitional period, and a Recruitment Advertising Agency Agreement, dated August 31, 2006, pursuant to which the Company and Buyer agreed to certain commission rates and other commercial terms, through August 31, 2010.

The purchase price for the sale was $45,000,000, subject to a working capital adjustment.  The net proceeds to the Company, after deductions for the working capital adjustment, taxes and transaction costs, are expected to be approximately $25,000,000.

ITEM 7.01                                         REGULATION FD DISCLOSURE.

The Company has provided certain historical financial data on its website relating to the disposition of its Advertising & Communications business in the United States and Canada.  This transaction completes the divestiture of Monster Worldwide’s global recruitment advertising agency business.  This information can be accessed directly through the Company’s Investor Relations website at http://ir.monsterworldwide.com.  The information is attached hereto as Exhibit 99.1.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS.

In June 2006, the Company announced that a committee of independent directors of its Board of Directors is conducting an internal review of its historical stock option practices and related accounting treatment.

In July 2006, the Company announced an update on the independent review of past stock option grant practices and indicated that although the review is in its early stages, the Company believes that it may need to restate its financial statements for the year ended December 31, 2005 and prior years to record additional non-cash charges for stock based compensation expense relating to various stock option grants. The Company further stated that it has not yet determined which historical financial statements would be restated, the magnitude of the restatement, or the tax impact that may result from the matter.  However, the Company believes that a potential restatement would not have a material impact on its historical results of operations for 2006.

As a result of the ongoing investigation, the Company is unable to provide full pro forma financial information for any periods prior to 2006 or with respect to the Company’s consolidated balance sheet as of June 30, 2006, as required.  The Company is providing herewith, pro forma financial information for its results of operations for the six-month period ended June 30, 2006.  Additionally, the Company is providing pro forma consolidated revenues for the required historical periods.

As soon as practicable upon conclusion of this review, the Company will amend this Form 8-K to include all of the pro forma financial information required by Item 9.01 of Form 8-K.

(b)                                 Pro Forma Financial Information

The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 is presented as if the disposition of the TMP Worldwide Advertising & Communications business in the United States and Canada, discussed in Item 1.01 hereof, had been completed as of January 1, 2006.  The accompanying unaudited pro forma consolidated revenue data for the three years ended December 31, 2005 and for the six months ended June 30, 2005 is presented as if the disposition had been completed as of the beginning of each of the periods presented.

In the opinion of management, the accompanying unaudited pro forma condensed consolidated statement of operations and unaudited pro forma consolidated revenue data includes all material adjustments necessary to reflect, on a pro forma basis, the impact of such disposition on the historical financial information of the Company.  The adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information and are set forth in the “Pro Forma Adjustment” column or row.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the sale had actually been completed on the indicated dates.

MONSTER WORLDWIDE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

			Pro Forma
	Six Months Ended	Pro Forma	Six Months Ended
	June 30, 2006	Adjustment (A)	June 30, 2006

Revenue	$572,753	$(40,548)	$532,205

Salaries and related	216,003	(25,588)	190,415
Office and general	98,925	(8,354)	90,571
Marketing and promotion	139,375	(365)	139,010
Total operating expenses	454,303	(34,307)	419,996

Operating income	118,450	(6,241)	112,209

Interest and other, net	7,524	(454)	7,070

Income from continuing operations before income taxes and equity interest	125,974	(6,695)	119,279

Income taxes	45,100	(2,611)	42,489
Losses in equity interest	(3,525)	—	(3,525)

Income from continuing operations	$77,349	$(4,084)	$73,265

Basic earnings per share:
Earnings per share from continuing operations	$0.61		$0.57

Diluted earnings per share:
Earnings per share from continuing operations	$0.59		$0.56

Weighted average shares outstanding:
Basic	127,662		127,662
Diluted	131,390		131,390

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MONSTER WORLDWIDE, INC.

UNAUDITED PRO FORMA CONSOLIDATED REVENUE

(in thousands)

	Six Months Ended	Years Ended December 31,
	June 30, 2005	2005	2004	2003

Consolidated revenue, as reported (1)	$471,032	$986,917	$756,131	$552,098

Revenue for the previously disposed Advertising & Communications - International business(2)	(44,713)	(83,381)	(86,455)	(77,311)

Consolidated revenue, as restated	426,319	903,536	669,676	474,787

Pro forma adjustment(B)	(38,694)	(85,265)	(75,767)	(61,991)

Pro forma revenue	$387,625	$818,271	$593,909	$412,796

See accompanying notes to unaudited pro forma condensed consolidated financial information.

(1) - Consolidated revenue, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2) - On March 1, 2006, the Company sold its TMP Worldwide Advertising & Communications busineeses in Australia/New Zealand and Singapore in two separate transactions. On May 10, 2006, the Company sold its TMP Worldwide Advertising & Communications businesses in the United Kingdom and Ireland. In a separate transaction, the Company also sold its recruitment advertising agency in Spain. The revenue presented above as the Advertising & Communications - International business represents the historical revenues for the businesses disposed of in these transactions that have been reclassified to discontinued operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The pro forma condensed consolidated statement of operations and pro forma consolidated revenue data includes Pro Forma Adjustments as follows:

(A)  To reclassify the operations of the TMP Worldwide Advertising & Communications business in the United States and Canada as discontinued operations.

(B)  To reclassify the historical revenues of the TMP Worldwide Advertising & Communications business in the United Stated and Canada as discontinued operations.

(d)                                 Exhibits.

2.1                                 Asset Purchase Agreement, dated August 31, 2006, by and among the Company, TMP Worldwide Advertising & Communications, Inc., TMP Worldwide Communications Inc., Monster (California), Inc. and TMP Worldwide Advertising & Communications, LLC.

99.1                           Supplemental Financial Information.

99.2                           Press release issued by the Company on August 31, 2006.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer

Dated: September 5, 2006